UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 15, 2023

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
404 Veterans Airpark Lane, Suite 300
Midland, TX 79705
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 15, 2023, Natural Gas Services Group, Inc. (the “Company”) hosted an earnings call to announce the Company’s financial results for the third quarter ended September 30, 2023, and provide certain financial guidance for the fourth quarter of 2023 and for 2024. A copy of the earnings call transcript is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On November 15, 2023, Stephen C. Taylor, Interim Chief Executive Officer of the Company, discussed the Company’s third quarter of 2023 financial results and outlook during an earnings call (the “Earnings Call”). During the Earnings Call, Mr. Taylor announced that the Company anticipates for 2023 that the full year revenues will end up between $110 million and $116 million, and EBITDA will range between $37 million and $39 million.

In 2024, Mr. Taylor indicated that the Company projects its revenues to be $130 million to $140 million, with EBITDA between $50 million and $60 million. Mr. Taylor noted that the guidance for 2024 does not reflect any impact of the 2024 capital expenditure program.

In addition, in the Q&A portion of the Earnings Call, Mr. Taylor provided general information regarding 2024 capital expenditures and the book value of the Company’s outstanding common stock.

A copy of the November 15, 2023, Earnings Call transcript is furnished as Exhibit 99.1 to this Current Report on Form 8-K. A replay of the entire conference call is also available on the Company’s website at www.ngsgi.com.

The information and Earnings Call transcript contained in this Current Report on Form 8-K and filed as an exhibit pursuant to this “Item 7.01 Regulation FD Disclosure” is being furnished and therefore shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless specifically identified therein as being incorporated by reference.

FORWARD LOOKING STATEMENTS

Forward-Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions. Specifically included are statements regarding anticipated revenues, EBITDA, projected capital expenditures and other projected information for the remainder of 2023 and 2024. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this report. These forward-looking statements are subject to various risks and uncertainties, including without limitation those set forth in the Company’s filings with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K, as well as the Company’s Form 10-Q for the quarterly period ended September 30, 2023. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Earnings Call Transcript for the Quarter Ended September 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	November 17, 2023	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
Interim Chief Executive Officer